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                                                                   EXHIBIT 23(A)


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

          I consent to the incorporation by reference in Amendment No. 2 to this Registration Statement on Form S-2 (Registration No. 33-93842) of my report on the consolidated financial statements included in the Annual Report on Form 10-KSB of PC Etcetera, Inc. for the year ended December 31, 1994, as amended, and to all references to my firm included in the foregoing Registration Statement.


                                             NORMAN STUMACHER
                                        Certified Public Accountant


Garden City, NY
February 12, 1996